EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement"), dated as of May 17, 1999, is entered into between Itron, Inc., a Washington corporation ("Itron"), and Michael Chesser ("Executive").

1.       Employment

         Itron will employ Executive and Executive will accept employment by Itron as its chief executive officer, beginning June 7, 1999. Executive will have the authority, subject to Itron's Articles of Incorporation and Bylaws, as may be granted from time to time by the Board of Directors of Itron. Executive will perform the duties customarily performed by the chief executive officer of a corporation which is, in all respects, similar to Itron and such other duties as may be assigned from time to time by the Board of Directors of Itron, which relate to the business of Itron, its subsidiaries, its parent corporation (if any), or any business ventures in which Itron, its subsidiaries or its parent corporation may participate. Executive will be appointed to the Board of Directors of Itron promptly following the commencement of his employment hereunder, and Executive will serve as a member of Itron's Board of Directors, subject to shareholder approval, for so long as he continues to serve as Itron's chief executive officer.

2.       Attention and Effort

         Executive will devote all of his entire productive time, ability, attention and effort to Itron's business and will skillfully serve its interests during the term of this Agreement; provided, however, that Executive may devote reasonable periods of time to (a) engaging in personal investment activities,
(b) serving on the Board of Directors of other corporations, if such service would not otherwise be prohibited by Section 8 hereof, and (c) engaging in charitable or community service activities, so long as none of the foregoing additional activities materially interfere with Executive's duties under this Agreement.

3.       Term

         Unless otherwise terminated pursuant to Section 6 of this Agreement, Executive's term of employment under this Agreement shall expire on June 6, 2002, after which time Executive's employment will be terminable at will, and the provisions of Section 6 of this Agreement will have no further force or effect.

4.       Compensation, Stock Options and Relocation Allowance

         During the term of this Agreement, Itron agrees to pay or cause to be paid to Executive, and Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

         4.1      Base Salary

         Executive's compensation shall consist, in part, of an annual base salary of $400,000 before all customary payroll deductions. Such annual base salary shall be paid in substantially equal installments and at the same intervals as other officers of Itron are paid. The Board of Directors of Itron or the Compensation Committee thereof shall determine any increases in the amount of the annual base salary in future years.

         4.2      1999 Bonus

         Executive will be eligible to receive, in addition to the annual base salary described above, an annual bonus under Itron's Executive Incentive Compensation Plan (the "EIC Plan") for 1999 (based on the objectives that have been established under the EIC Plan of Itron's executive officers, or such other objectives as may be agreed to by Executive and the Compensation Committee of Itron's Board of Directors). Upon achievement of EIC Plan targets at the 100% level, Executive will be entitled to receive 60% of his annual base salary for the period of 1999 during which he was employed by Itron (which is $138,500, assuming Executive's employment commences on June 7, 1999 and continues through at least the end of 1999). Depending on the extent to which established EIC Plan targets are met, Executive will be entitled to receive up to 150% of his targeted bonus award.

         4.3      EVA Bonus Plan

         Itron agrees that it will adopt and institute an Economic Value Added Bonus Plan (the "EVA Bonus Plan") for its officers, including Executive, effective at the beginning of calendar year 2000, subject to shareholder approval if necessary. The parameters of the EVA Bonus Plan are to be approved by Itron's Board of Directors.

         4.4      Stock Options

         Executive will be granted an award of options to purchase 200,000 shares of Itron common stock upon commencement of Executive's employment hereunder. The exercise price of the options will be the average of the high and low sales prices of Itron common stock at the date Executive's employment hereunder commences. Such options will be ISOs issued pursuant to Itron's 1989 Restated Stock Option Plan to the extent permitted by the tax code, and the balance will be nonqualified options. All of such options will vest in equal annual installments over a three-year period.

         The option letter agreements evidencing these options will provide that in the event of a Change of Control (as defined in the Change of Control Agreement referenced in Section 7.4 hereof), the vesting of such options will accelerate so that they are exercisable as follows:

         Duration of Employment                Exercisable Portion of Option
           less than 6 months                               33%
            at least 6 months                               66%
           at least 12 months                              100%

Notwithstanding anything in the Change of Control Agreement to the contrary, the acceleration of vesting of any portion of the 200,000 options contemplated by this Section 4.4 will not be taken into account in calculating the "Option Acceleration Value" under Section 6.2 of the Change of Control Agreement, and accordingly the amount otherwise payable to Executive in accordance with Section
6.1 of the Change of Control Agreement will not be reduced by virtue of the acceleration of vesting of any of these options.

         4.5      Relocation and Moving Expenses

         Itron shall pay or reimburse Executive for the following expenses incurred by Executive in connection with his relocation to the Spokane, Washington area:

         (a) reasonable temporary living expenses, for a period of up to 180 days, incurred by Executive and his family for food, lodging and other incidentals, including a rental or leased car if necessary;

         (b) reasonable costs incurred by Executive for trips between Lynnwood, New Jersey and Spokane, Washington during the temporary living period;

         (c) reasonable expenses (including airfare, lodging and meals) incurred
by  Executive's   spouse  in  connection  with  homefinding  trips  to  Spokane,
Washington;

         (d) reasonable moving expenses incurred by Executive and his family in connection with the moving of their household goods, personal possessions and cars (mileage or moving expense) from Lynnwood, New Jersey to the Spokane, Washington area (moving company to be selected by Executive from three bids);

         (e) if Executive sells his home in Lynnwood, New Jersey, reasonable expenses associated with that sale, including commissions; if Executive is unable with reasonable effort to sell his home in Lynnwood, New Jersey by September 1, 1999, the costs associated with purchase and resale of said home through an executive relocation home purchase firm; and

         (f) a lump sum payment equal to two months of Executive's base salary to cover incidental expenses associated with the relocation of Executive and his family to Spokane, Washington.

5.       Benefits

         During the term of this Agreement, Executive will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs, including, but not limited to, health, dental and vision insurance, group life insurance and such other programs as shall be provided from time to time by, to the extent required, action of Itron's Board of Directors (or any person or committee appointed by the Board of Directors to determine fringe benefit programs and other emoluments). Executive shall also be entitled to four weeks vacation per year.

6.       Termination

         Employment of Executive pursuant to this Agreement may be terminated as follows, but in any case, the provisions of Section 8 hereof shall survive the termination of this Agreement and the termination of Executive's employment hereunder:

         6.1      By Itron

         With or without Cause (as defined below), Itron may terminate the employment of Executive at any time during the term of employment upon giving Notice of Termination (as defined below).

         6.2      By Executive

         Executive may terminate his employment at any time, for any reason, upon giving Notice of Termination.

         6.3      Automatic Termination

         This Agreement and Executive's employment hereunder shall terminate automatically upon the death or total disability of Executive. The term "total disability" as used herein shall mean Executive's inability to perform the duties set forth in Section 1 hereof for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive's control, unless Executive is granted a leave of absence by the Board of Directors of Itron. Executive and Itron hereby acknowledge that Executive's ability to perform the duties specified in Section 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Executive's death occurs or (b) immediately upon a determination by the Board of Directors of Itron of Executive's total disability, as defined herein.

         6.4      Notice

         The term "Notice of Termination" shall mean at least 30 days' written notice of termination of Executive's employment, during which period Executive's employment and performance of services will continue; provided, however, that Itron may, upon notice to Executive and without reducing Executive's compensation during such period, excuse Executive from any or all of his or her duties during such period. The effective date of the termination of Executive's employment hereunder shall be the date on which such 30-day period expires.

7.       Termination Payments

         In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 7:

         7.1      Termination by Itron

         If Itron terminates Executive's employment without Cause prior to the end of the term of this Agreement, Executive shall be entitled to receive (a) termination payments equal to twenty-four (24) months' annual base salary and
(b) any unpaid  annual  base  salary  which has  accrued  for  services  already performed as of the date termination of Executive's employment becomes effective. If Executive is terminated by Itron for Cause, Executive shall not be entitled to receive any of the foregoing benefits, other than those set forth in clause (b) above.

         7.2      Termination by Executive

         In the case of the termination of Executive's employment by Executive, Executive shall not be entitled to any payments hereunder, other than those set forth in clause (b) of Section 7.1 hereof.

         7.3      Expiration of Term

         In the case of a termination of Executive's employment as a result of the expiration of the term of this Agreement, Executive shall not be entitled to receive any payments hereunder, other than those set forth in clause (b) of
Section 7.1 hereof.

         7.4      Termination in Connection With a Change in Control

         Concurrent with the commencement of Executive's employment hereunder, Executive and Itron shall enter into a Change of Control Agreement with Itron, a copy of which is attached hereto as Exhibit A. Notwithstanding Sections 7.1 and
7.2 of this Agreement and in full substitution therefor, if Executive's employment terminates under circumstances described in the Change of Control Agreement, Executive's rights upon termination will be governed by terms of the Change of Control Agreement and his right to termination payments under this Employment Agreement shall cease.

         7.5      Payment Schedule

         All payments under this Section 7 shall be made to Executive at the same interval as payments of salary were made to Executive immediately prior to termination.

         7.6      Cause

         Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" shall include, without limitation, the occurrence of one or more of the following events:

                  (a) Failure or refusal to carry out the lawful duties of Executive described in Section 1 hereof or any directions of the Board of Directors of Itron, which directions are reasonably consistent with the duties herein set forth to be performed by Executive;

                  (b) Violation by Executive of a state or federal criminal law involving the commission of a crime against Itron or a felony;

                  (c) Current use by Executive of illegal substances; deception, fraud, misrepresentation or dishonesty by Executive; any incident materially compromising Executive's reputation or ability to represent Itron with the public; any act or omission by Executive which substantially impairs Itron's business, good will or reputation; or any other misconduct; or

                  (d) Any other material violation of any provision of this Agreement.

8.       Noncompetition and Nonsolicitation

         8.1      Applicability

         This Section 8 shall survive the termination of Executive's employment with Itron or the expiration of the term of this Agreement.

         8.2      Scope of Competition

         Executive agrees that he will not, directly or indirectly, during his employment and for a period of two years from the date on which his employment with Itron terminates for any reason, whether before or after the expiration of this Agreement, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor. A "Competitor" shall include any entity which, directly or indirectly, competes with Itron or produces, markets, distributes or otherwise derives benefit from the production, marketing or distribution of products or services which compete with products then produced or services then being provided or marketed, by Itron or the feasibility for production of which Itron is then actually studying, or which is preparing to market or is developing products or services that will be in competition with the products or services then produced or being studied or developed by Itron, in each case within the global marketplace in which Itron does business, unless released from such obligation in writing by Itron's Board of Directors. Executive shall be deemed to be related to or connected with a Competitor if such Competitor is (a) a partnership in which he is a general or limited partner or employee, (b) a corporation or association of which he is a shareholder, officer, employee or director, or (c) a partnership, corporation or association of which he is a member, consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by Executive of shares which constitute less than five percent of the outstanding equity securities of a publicly or privately held corporation, if Executive had no other relationship with such corporation.

         8.3      Scope of Nonsolicitation

         Executive shall not directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of Itron to cease his or her relationship with Itron or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier of Itron to do business or in any way become associated with any Competitor. This Section 8.3 shall apply during the time period and geographical area described in Section 8.2 hereof.

         8.4      Assignment of Intellectual Property

         All concepts, designs, machines, devices, uses, processes, technology, trade secrets, works of authorship, customer lists, plans, embodiments, inventions, improvements or related work product (collectively "Intellectual Property") which Executive develops, conceives or first reduces to practice during the term of his employment hereunder or within one year after the termination of his employment hereunder or the expiration of this Agreement, whether working alone or with others, shall be the sole and exclusive property of Itron, together with any and all Intellectual Property rights, including, without limitation, patent or copyright rights, related thereto, and Executive hereby assigns to Itron all of such Intellectual Property. "Intellectual Property" shall include only such concepts, designs, machines, devices, uses, processes, technology, trade secrets, customer lists, plans, embodiments, inventions, improvements and work product which (a) relate to Executive's performance of services under this Agreement, to Itron's field of business or to Itron's actual or demonstrably anticipated research or development, whether or not developed, conceived or first reduced to practice during normal business hours or with the use of any equipment, supplies, facilities or trade secret information or other resource of Itron or (b) are developed in whole or in part on Itron's time or developed using Itron's equipment, supplies, facilities or trade secret information, or other resources of Itron, whether or not the work product relates to Itron's field of business or Itron's actual or demonstrably anticipated research.

         8.5      Disclosure and Protection of Inventions

         Executive shall disclose in writing all concepts, designs, processes, technology, plans, embodiments, inventions or improvements constituting
Intellectual Property to Itron promptly after the development thereof. At Itron's request and at Itron's expense, Executive will assist Itron or its designee in efforts to protect all rights relating to such Intellectual Property. Such assistance may include, without limitation, the following: (a) making application in the United States and in foreign countries for a patent or copyright on any work products specified by Itron; (b) executing documents of assignment to Itron or its designee of all of Executive's right, title and interest in and to any work product and related intellectual property rights; and (c) taking such additional action (including, without limitation, the execution and delivery of documents) to perfect, evidence or vest in Itron or its designee all right, title and interest in and to any Intellectual Property and any rights related thereto.

         8.6      Nondisclosure; Return of Materials

         During the term of his employment by Itron and following termination of such employment, he will not disclose (except as required by his duties to Itron), any concept, design, process, technology, trade secret, customer list, plan, embodiment, or invention, any other Intellectual Property or any other confidential information, whether patentable or not, of Itron of which Executive becomes informed or aware during his employment, whether or not developed by Executive. In the event of the termination of his employment with Itron or the expiration of this Agreement, Executive will return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to Itron which pertain to his employment with Itron or to any Intellectual Property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.

         8.7      Equitable Relief

         Executive acknowledges that the provisions of this Section 8 are essential to Itron, that Itron would not enter into this Agreement if it did not include this Section 8 and that damages sustained by Itron as a result of a breach of this Section 8 cannot be adequately remedied by damages, and Executive agrees that Itron, notwithstanding any other provision of this Agreement, including, without limitation, Section 15 hereof, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including, without limitation, this Section 8.

         8.8      Effect of Violation

         Executive and Itron acknowledge and agree that additional consideration has been given for Executive entering into this Section 8, such additional consideration including, without limitation, relocation allowances, bonus eligibility and certain provisions for termination payments pursuant to Section 7 of this Agreement. Violation by Executive of this Section 8 shall relieve Itron of any obligation it may have to make any further such payments, but shall not relieve Executive of his obligations, as required hereunder, not to compete.

         8.9      Definition of Itron

         For purposes of Section 8.2 and Section 8.3 hereof, "Itron" shall include all subsidiaries of Itron, Itron's parent corporation, if any, and any business ventures in which Itron, its subsidiaries or its parent corporation may participate.

9.       Representations and Warranties

         In order to induce Itron to enter into this Agreement, Executive represents and warrants to Itron as follows:

         9.1      No Violation of Other Agreements

         Neither the execution nor the performance of this Agreement by Executive will violate or conflict in any way with any other agreement by which Executive may be bound, or with any other duties imposed upon Executive by corporate or other statutory or common law.

         9.2      Patents, Etc.

         Executive has prepared and attached hereto as Schedule 1 a list of all inventions, patent applications and patents made or conceived by Executive prior to the date hereof, which are subject to prior agreement or which Executive desires to exclude from this Agreement, or, if no such list is attached, Executive hereby represents and warrants to Itron that there are no such inventions, patent applications or patents.

10.      Indemnification

         Concurrent with the commencement of Executive's employment hereunder, Executive and Itron shall enter into an Indemnification Agreement in the form attached hereto as Exhibit B.

11.      Notice and Cure of Breach

         Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of "Cause" set forth in
Section 7.6 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least twenty (20) days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 20-day period.

12.      Form of Notice

         All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

         If to Executive:             Michael Chesser



         If to Itron:                 Itron, Inc.
                                      Attn:  Chairman of the Board
                                      2818 N. Sullivan Rd.
                                      Spokane, WA  99216

         Copy to:                     Linda A. Schoemaker
                                      Perkins Coie
                                      1201 Third Avenue, 40th Floor
                                      Seattle, WA  98101-3099

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

13.      Assignment

         This Agreement is personal to Executive and shall not be assignable by Executive. Subject to the provisions of Section 7.4 hereof, Itron may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Itron is a party or (b) any corporation, partnership, association or other person to which Itron may transfer all or substantially all of the assets and business of Itron existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14.      Waivers

         No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

15.      Arbitration

         Subject to the provisions of Section 8.7 hereof, any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Itron and Executive or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

16.      Amendments in Writing

         No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Itron and Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Itron and Executive.

17.      Applicable Law

         This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

18.      Severability

         If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

19.      Headings

         All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

20.      Counterparts

         This Agreement, and any amendment or modification entered into pursuant to Section 16 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

21.      Entire Agreement

         This Agreement, including exhibits hereto incorporated by reference, on and as of the date hereof constitutes the entire agreement between Itron and Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Itron and Executive with respect to such subject matter are hereby superseded and nullified in their entireties.

         IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                             Michael Chesser:

                                             /s/ Michael Chesser
                                             ----------------------



                                             Itron, Inc.:

                                             /s/ Johnny Humphreys
                                             ----------------------

                                             By
                                               Its: Chairman of the Board